Exhibit 99.1

FNCB Bancorp, Inc. Announces Closing of Common Stock Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

Dunmore, Pennsylvania, February 8, 2019—FNCB Bancorp, Inc. (Nasdaq: FNCB) (the “Company”), the holding company for FNCB Bank, announced today the closing of its underwritten public offering of 3,285,550 shares of its common stock, which includes 428,550 shares of common stock issued upon the exercise in full of the option to purchase additional shares granted to the underwriters, at a public offering price of $7.00 per share, less an underwriting discount of $0.35 per share. The net proceeds to the Company, after deducting underwriting discounts and estimated offering expenses, are expected to be approximately $21.2 million.

Performance Trust Capital Partners, LLC, served as the sole bookrunning manager and FIG Partners, LLC, served as the lead manager for the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the contribution of a portion of the proceeds to FNCB Bank, the Company’s wholly-owned subsidiary, as additional capital to support growth in its lending and investment operations.

Additional Information Regarding the Offering

The offering of the common stock was made pursuant to an effective shelf registration statement (File No. 333-227599) filed by the Company with the Securities and Exchange Commission (“SEC”) by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement to which this communication relates has been filed with the SEC. Prospective investors should read the final prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting FIG Partners, LLC, 1475 Peachtree Street NE, Suite 800, Atlanta, Georgia 30309, or by phone at 1-404-601-7200.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT FNCB BANCORP, INC.

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 16 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President &

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

Forward Looking Statements

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the SEC, in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive.  Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise.  FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the final prospectus supplement and the documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2017 and its Form 8-K filed with the SEC on January 28, 2019.

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